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                                                                       EXHIBIT 5

                                    JONES DAY
                               3500 SunTrust Plaza
                              303 Peachtree Street
                             Atlanta, Georgia 30308

March 17, 2004

Eastman Chemical Company
100 N. Eastman Road
Kingsport, Tennessee 37660

             Re: Eastman Chemical Company -- Registration Statement On Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Eastman Chemical Company, a Delaware corporation (the "Company"), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and associated preferred stock purchase rights of the Company which may be issued to holders of the Common Stock (the "Rights"); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iii) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"); (iv) debt securities of the Company (the "Debt Securities"), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or other securities or issuable upon exercise of a warrant to purchase Debt Securities; (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"); and
(vi) stock purchase contracts to purchase Common Stock or Preferred Stock at a future date or dates (the "Stock Purchase Contracts"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders' obligations to purchase the Common Stock or Preferred Stock under a Stock Purchase Contract (the "Stock Purchase Units"), in each case as contemplated by the Company's Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the "Registration Statement"). The Common Stock, the Rights, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Securities" and each, a "Security." The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

         In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.

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Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         2. When issued in accordance with the Stockholder Protection Rights Plan, dated as of December 13, 1993, between the Company and First Chicago Trust Company of New York, as rights agent, as amended April 23, 2003 and December 4, 2003 (the "Rights Agreement"), the Rights will be validly issued.

         3. The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         4. The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued.

         5. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         6. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         7. The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         8. The Stock Purchase Units, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

         In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the "Commission"), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors (or a duly authorized committee

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thereof), the Company's Certificate of Incorporation and applicable law; (iv)
the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities, including shares of Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

         With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been duly executed and delivered by the Company and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; (ii) all terms of such Debt Securities not provided for in the applicable indenture will have been established in accordance with the provisions of the applicable indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable trustee; and (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

         With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company issues and delivers the shares after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company's Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued. With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares are (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the "Depositary") selected by the Company to act as depository (the "Deposit Agreement"), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement. With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the "Warrant Agreement") to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the "Warrant Agent") will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants are duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement. With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that (i) the stock purchase contract agreement relating to the Stock Purchase Contracts (the "Stock Purchase Contract Agreement") to be entered into between the Company and an entity selected by the Company to act as the stock purchase contract agent (the "Stock Purchase Contract Agent") will have been duly authorized, executed and delivered by the Company and will be construed in accordance with either the laws

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of the State of New York or the State of Delaware and (ii) the Stock Purchase
Contracts are duly authorized, executed, and delivered by the Company and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement. With respect to any Securities consisting of Stock Purchase Units, we have further assumed that each component of such Stock Purchase Units is validly issued.

         Our opinions set forth in paragraphs 5, 6, 7 and 8 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, or by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

         In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We do not express any opinion herein with respect to any aspect of the Rights other than valid issuance, nor do we express any opinion as to the effect of equitable principles or fiduciary considerations relating to the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /s/ JONES DAY